Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

December 5, 2023

Atlas Lithium Corporation

Rua Bahia, 2463, Suite 205

Belo Horizonte, Minas Gerais, Brazil 30.160-012

To the addressee set forth above:

We have acted as local Nevada counsel to Atlas Lithium Corporation, a Nevada corporation (the “Company”), in connection with the issuance and sale by the Company of 335,908 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to those certain Securities Purchase Agreements, each dated as of November 29, 2023 (the “Purchase Agreements”), by and between the Company and each of the Purchasers (as defined therein) party thereto, all as more fully described in the Registration Statement on Form S-3 (File No. 333-274223) (as amended through the date hereof, the “Registration Statement”), including the base prospectus dated September 18, 2023, contained therein (the “Base Prospectus”), as supplemented by the prospectus supplement dated December 1, 2023 (the Base Prospectus, as so supplemented, is hereinafter referred to as the “Prospectus”), each as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, as contemplated by the Purchase Agreements and as described in the Registration Statement and the Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Purchase Agreements and the Registration Statement and the Prospectus.

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement and the Prospectus, (ii) the Purchase Agreements; (iii) the articles of incorporation and bylaws of the Company; and (iv) such agreements, instruments, resolutions of the board of directors of the Company and committees thereof and other corporate records and documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings, as we have deemed necessary or appropriate.

www.bhfs.com

Atlas Lithium Corporation

December 5, 2023

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification: (i) the statements of fact and all representations and warranties set forth in the documents we have reviewed are true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (ii) each natural person executing any of the documents we have reviewed has sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we have reviewed are genuine and all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies conform to the original document; (iv) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; and (v) after the issuance of any Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1. The Shares have been duly authorized by the Company.

2. If, when and to the extent any Shares are issued and sold in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the Purchase Agreements (including payment in full of any and all consideration required for such Shares as prescribed thereunder), and as described in the Registration Statement and Prospectus, such Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are also based upon the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after the later of the date hereof and the filing date of the Prospectus Supplement. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing, and/or the incorporation by reference, of this opinion letter as an exhibit to the Registration Statement and the Prospectus, and to the reference to our firm therein under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP